Exhibit 5.1

CANE CLARK LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

April 5, 2010

Global GSM Solutions, Inc.

204 W. Spear Street

Carson City, NV 89703

Dear Sirs:

       We have acted as counsel to Global GSM Solutions, Inc., a Nevada corporation (the “Company”), in connection with limited matters relating to the Company’s submission to the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the offering for sale of up to 3,000,000 shares of the Company’s common stock, par value $0.001 per (collectively, the “Shares”).

        In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. We express no opinion concerning the law of any jurisdiction other than the State of Nevada.

        On the basis of the foregoing, we are of the opinion that the Shares to be sold by the Company will be duly and validly issued, fully paid, and non-assessable under the laws of the State of Nevada if the consideration for the Shares is received by the Company. This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Bryan R. Clark, Esq.

*Licensed Nevada, California, Washington and Hawaii Bars;

^ Nevada, Colorado and District of Columbia Bars ~Nevada